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                                                                     EXHIBIT 4.5






                          IVEX PACKAGING CORPORATION,

                                   as Issuer

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                        dated as of September ___, 1997

                                  $160,000,000

                  13 1/4% SENIOR DISCOUNT DEBENTURES due 2005











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                 FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental
Indenture"), dated as of September __, 1997, between Ivex Packaging Corporation, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee"). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Indenture, dated as of March 8, 1993, between the Company and the Trustee (the "Indenture").

                 WHEREAS the Company and the Trustee are parties to the Indenture relating to the Company's 13 1/4 Senior Discount Debentures due 2005 (the "Securities");

                 WHEREAS the Company has caused to be delivered to the Holders of the Outstanding Securities an Offer to Purchase and Consent Solicitation Statement, dated August 27, 1997, and an Amendment and Supplement to Offer and Purchase Consent Solicitation Statement, dated September 11, 1997, and a related Consent and Letter of Transmittal, pursuant to which (i) the Company has offered to purchase for cash any and all of the Outstanding Securities and
(ii) the Company has solicited consents to the execution and delivery of this First Supplemental Indenture;







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                 WHEREAS Section 902 of the Indenture provides that, with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, with certain limitations, enter into an indenture supplemental to the Indenture for the purpose of adding, modifying or eliminating provisions of the Indenture or modifying certain rights of Holders of Securities under the Indenture;

                 WHEREAS Holders of at least a majority in aggregate principal amount of the Outstanding Securities have given and not withdrawn their consent to certain amendments to the Indenture;

                 WHEREAS the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

                 WHEREAS all things necessary to make this First Supplemental Indenture a valid and binding agreement of the parties hereto in accordance with its terms have been done; and

                 WHEREAS, the Company and the Trustee desire to enter into, execute and deliver this First Supplemental




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Indenture in compliance with the provisions of the Indenture.

                 NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE ONE

                            AMENDMENTS TO INDENTURE

                 1.1 Amendment to Article I. Article I ("Definitions and Other Provisions of General Application") of the Indenture is hereby amended by deleting from Section 101 ("Definitions") the definitions of all terms which, pursuant to the amendments to the Indenture contained in this First Supplemental Indenture, are no longer used in the Indenture.

                 1.2 Amendment to Article VIII. Article VIII ("Consolidation, Merger") of the Indenture is hereby amended by deleting in its entirety Section 801 ("Holdings May Consolidate, Merge Only on Certain Terms") and inserting in lieu thereof the following: "[intentionally omitted]".

                 1.3 Amendment to Article X. Article X ("Covenants") of the Indenture is hereby amended by deleting in their entirety Sections 1005 ("Maintenance of Proper-










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ties), 1006 ("Payment of Taxes and Other Claims"), 1007 ("Limitations on
Additional Indebtedness"), 1008 ("Limitations on Issuance and Sale of Subsidiary Stock"), 1009 ("Limitations on Sale and Leaseback Transactions"), 1010 ("Limitations on Restricted Payments"), 1011 ("Limitations on Restrictions on Distributions from Certain Subsidiaries"), 1012 ("Limitations on Asset Sales"), 1013 ("Limitations on Transactions with Affiliates") and 1014 ("Limitations on Liens"), and inserting in each case in lieu thereof the following: "[intentionally omitted]".

                                  ARTICLE TWO

                                 MISCELLANEOUS

                 2.1 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture.

                 2.2 Ratification. This First Supplemental Indenture shall form a part of the Indenture and the First Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every Holder of Outstanding Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.









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                 2.3      Effectiveness.  This First Supplemental Indenture
shall become effective as of the date first above written.

                 2.4 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                 2.5 Counterparts. This First Supplemental Indenture may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same document.









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                 IN WITNESS WHEREOF, the parties have executed this First
Supplemental Indenture as of the date first written above.


                                         IVEX PACKAGING CORPORATION


                                         By:
                                            -----------------------
                                            Name:
                                            Title:


Attest:
       --------------------
       Name:


                                         UNITED STATES TRUST COMPANY
                                           OF NEW YORK

                                         By:
                                            -----------------------
                                            Name:
                                            Title:


Attest:
       --------------------
       Name:









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